EXHIBIT 10.11 BUSINESS COOPERATION AGREEMENT BETWEEN HARRISON, CLAUDIA, MIEVEST, AND PERRERIA ASSOCIATES.

THIS BUSINESS COOPERATION AGREEMENT BCA is made and entered into by and between Harrison Digicom, Inc., is a Nevada Corporation, and subsidiaries NASDAQ/OTC symbol HARR whose address is 3505 Cadillac Avenue, Suite 0-205A Costa Mesa, California 92626 hereinafter referred to as First Party or Harrison Digicom or HARR; and

Claudia Security Systems, Ltd. whose address is Magdaleena #3, Pallinn, 11312, Estonia hereafter referred to as Second Party or CSS; and

Meivest Corporation, whose address is 30 Galloway Road, Scarborough, Ontario M1E 1W4 Canada, hereafter referred to as Third Party or Consultant; and

Kynaston Perreria and Associates whose address is: 109-34 34th Avenue, Flushing NY 11368 hereafter referred to as Fourth Party or Consultant ;

hereinafter collectively referred to as the BCA Partners.

WITNESSETH:
The BCA Partners herein are desirous to conduct a business operation together and it is agreed by the BCA Partners herein that the most desirous form of agreement for conducting the business operation is by and through a business cooperation agreement under the laws of the United States of America and shall abide by all laws in other countries where both BCA Partners agree herein to operate.

WHEREAS, the BCA Partners herein are desirous to keep their separate identity, however, through this business cooperation agreement coordinate together to strengthen their overall position in the business community; and

WHEREAS, the First Party has be responsible for approved project funding and managing director of this agreement and shall make available the complete "HARR" of products and services for marketing as the contribution to a business enterprise for 80% ownership in all project approved in through this BCA; and

WHEREAS, the Second Party has special abilities and experience in sales, marketing, installing and operating secure communication systems worldwide and is desirous of entering into this agreement with Harrison Digicom, Inc. and agreed to represent HARR as managing country Director as per agreed on each approved and funded and shall own 10% of all projects approved and funded through this BCA; and

WHEREAS, the Third and Fourth is desirous of entering into this agreement with Harrison Digicom, Inc. and agreed to represent HARR as needed in a consultant role as per agreed and shall own 10% of all projects approved and funded through this BCA

WHEREAS, the BCA Partners have heretofore begun the operation of a business enterprise under the terms, conditions, and covenants of this BCA Agreement; and

WHEREAS, it is the intention of the BCA Partners that this Agreement shall supersede and replace any and all prior agreements of the BCA Partners, whether oral or written; and

WHEREAS, each Partner represents and warrants that he is acquiring his interest in the business cooperation for his own account, for investment, and/or for further sale or distribution thereof; and

WHEREAS, it is the desire of the BCA Partners to define and set out their relationship in writing and the circumstances under which they are operating, as of the date of this Agreement; and

NOW THEREFORE, in consideration of the mutual terms, conditions, and covenants hereinabove and hereinafter contained, the BCA Partners agree as follows:

                                   ARTICLE 1
                                  ORGANIZATION
Term. The BCA shall commence on the date of the last signature and this agreement shall continue and remain in full force and effect until all the purposes for which this venture has been undertaken have been accomplished and completed or until terminated by mutual written agreement of the BCA Partners herein.
Voting. Any reference herein to required numbers of business cooperation interests necessary to take certain actions shall be deemed to include only such interest of joint BCA Partners who are then entitled to vote pursuant to the terms of this Agreement.
Fiscal Year and Accounting Method. The fiscal year of the BCA shall begin on 1st day of January and end on the 31 day of December each year. The accounting method shall be on a accrual method or as required by CFO of the first party of this agreement.
The BCA Partners under which the BCA shall be authorized to do business as; AirTel USA, BCA Partner of AirTel USA and wholly owned subsidiary Harrison Digicom, Inc. (hereinafter referred to as the Business or business).
Documents.   The BCA Partners agree to execute any and all documents necessary to carry out the terms, conditions, and intent of this agreement.

                                ARTICLE 2
                           OBJECT AND PURPOSE

Object and Purpose. The BCA is being created for, and shall have the power to accomplish, the following objects and purposes:
To form and carry on this BCA pursuant to the Laws of the United States of America and host nation of any venture. To begin, expand, increase, establish, and carry on the BCA business of developing business opportunities for profit, specifically to fund the operating capital needed for Communications systems, services and product for the Country of : Estonia and other Nations as approved by the management committee. To administer the BCA business through the efforts of the Management Committee (Article 3):
In general, to do and perform everything which may be necessary, advisable, incidental, suitable or proper for the conduct of (i) The BCA; and (ii) The BCAs business; and (iii) To carry out any and all such other activities as may be necessary to the business of the business cooperation.
Authority: The BCA Partners herein have agreed that the authority as pertaining to this agreement shall be as follows:
There shall be one  agreement working collectively but also separately, i.e.,
 (i) this agreement shall be the authority for the BCA; and (ii) an agreement s required by each business opportunity to comply with the host nation under the guidelines of this BCA.

This Agreement shall be the authority as pertaining to the Members and/or the BCA partner Interest during the establishment of each venture; and This Agreement shall be the authority as pertaining to all aspects of the Business, i.e. the policy and procedure agreement spells out, but is not limited to, (i) Methods of operations; (ii) of the Compensation; (iii) Disposition of the business, and (iv) Other covenants pertaining to the business in the territories (v) authority to open bank accounts, or any other such financial needs of the agreement. This agreement shall be a working document and shall be assembled during the normal operations of business by the senior management of each business venture. The agreement shall be made available to the BCA Partners of this agreement and shall be reviewed annually by the management committee of this business cooperation .

                                    ARTICLE 3
                               MANAGEMENT COMMITTEE

All the BCA Partners hereby constitute and appoint as Management Committee of the Business the following persons: This Management Committee shall act as a Board level management group to oversee final decisions that could impact this agreement. This committee shall have authority over all BCA Partners involved in this business cooperation .
Harrison Digicom, Inc. as part to the First Party, and shall have the rights to select two persons. Harrison Digicom, Inc. shall have the responsibility to coordinate the funding required to support each approved opportunity. Part to the Second, Third and Fourth Party shall have the rights to select two persons, and shall be the operating manager to oversee the international field operations and sales/marketing, installation for this business cooperation . Both BCA Partners shall be responsible to the other to act in their best interest and report any major changes that could effect this agreement in any material way. All BCA Partners shall have full authority to act on behalf of both BCA Partners in normal daily operations and report to the committee on a monthly or quarterly basis. The second party shall be responsible for full operations of normal daily sales and marketing of services. The Management Committee agree to devote their services with agreed fees as hereinafter provided.
The duties and obligations of the Business Management Committee are as follows:
To manage the business lawfully and in such a manner as to be profitable; To maintain the books and records of the business and any and all other covenants of this agreement; To perform all normal administrative acts;
To open and maintain bank accounts for the business, to pay obligations of the business, collect obligations owed to the business and compromise claims on said collections; To notify BCA Partners of any material changes in the business that would effect this Agreement; To obtain, pay the cost from the business funds for preparation, and timely file any necessary tax returns or informational filings for the business and to furnish copies of Harrison Digicom, Inc. to all joint BCA Partners; To maintain insurance against liabilities, including insurance on any Real Property, as agreed upon between the BCA Partners herein; To employ accountants, legal counsel, managers, or other consultants to perform services for the business and to compensate such employed persons from business funds; To determine and assess from time to time, as needed, additional required cash contributions necessary or convenient to fulfill the objects and purposes of the BCA and to set the time within which such contributions must be paid; All decisions, including, but not limited to, purchase of assets by the BCA, any loan or other obligation to be undertaken by the business cooperation, shall require the approval of all of the Management Committee; Distributions of any profits of the business cooperation during the term of its existence shall be made at such times as the Management Committee shall agree hereafter. The Management Committee shall have full and complete irrevocable authority, insofar as third persons are concerned, as the attorney-in-fact for the business and for each of the BCA Partners to execute and deliver any and all contracts, listing contracts, purchase contracts, letters of credit, bills of laden, leases, notes, deeds of trust, mortgages, deeds, any evidence of indebtedness or security, settlement statements, closing documents, settlement or compromise agreements, assignments, specifically including but not limited to those relating to the BCA business and to buy, sell, or convert to the use of the BCA, as the case may be and to execute all documents, relating thereto which the Management Committee in their sole discretion deem necessary or appropriate. A quorum for any meeting of the Management Committee shall be the entire panel of four Management Committee. However, in a dire emergency (i.e., an absolute now or never situation) a quorum may be held with one member of each party, pending full approval by complete quorum. The Management Committee shall keep a Business Meeting Binder. The Second Party shall be appointed and act as secretary. All meetings, without exception, of the Management Committee shall be recorded in written minutes. All approved business, by the Management Committee, shall be in the form of written resolutions. All written minutes of meetings, and all written resolutions passes or denied shall be placed in the Business Meeting Binder according to date, time and place.

                                    ARTICLE 4
                  CAPITAL CONTRIBUTIONS OF THE JOINT BCA PARTNERS
Initial Capital Contribution. No parties shall be required to pay an initial capital contribution into this BCA. Party of the First Part shall contribute all the expertise to of the company to develop the communications systems for the nation and make available the funding support required to consummate this transaction. Party of the Second Party shall contribute their experience time and effort to assist in a final agreement to be executed by Estonia to do the secure communications systems. The Consultants shall continue to assist as required to support this agreement. All BCA partners are responsible for their own expenses unless pre approved in writing by the management committee. Expenses. All expenses of the BCA and all expenses necessary to carry out the objects and purpose of the business incurred, as defined in this Agreement, shall be paid by BCA Partners separately unless otherwise agreed upon in writing by the BCA Partners herein.

Interest on Capital. Borrowed funds after the initial contribution shall be entitled to receive interest of seven percent per annum or as agreed by the management committee on all funds financed under this business cooperation agreement.
Right to Withdraw Capital. Either Party shall not be entitled to withdraw any part or all of the initial capital contribution from the capital account without Management Committee approval.
Notice Required Additional Contributions. The Management Committee shall give notice of all Required Additional Contribution by Harrison Digicom, Inc. Harrison Digicom, Inc. shall have thirty (30) days prior to the date for the payment of the Required Additional Contribution to accept or decline, except in the event of an emergency, in which case notice may be given within ten (10) days prior to the date of payment. The notice shall state the amount and purpose for which the contribution is required and the date and time upon which it is to paid. If Harrison Digicom, Inc. decline payment parties may seek other avenues the handle such funding requirements within the guideline of this agreement.
Non-Capital Contributions. Any Partner who shall make non capital contributions to the business cooperation, items of equipment and/or personal property shall set out these items in Schedule All which is attached hereto and incorporated herein by reference, which shall, for the purposes of this agreement, remain the sole property of the contributing Partner. Contributing Partner shall have the right to withdraw his asset whenever deemed necessary, with ten (10) day written notice to the other BCA Partners upon any type of default.

                                 ARTICLE 5
                                  DEFAULT
Failure to Pay Initial Capital Contribution. Initial Capital is not required in this agreement, default of initial capital would only occur if any BCA partner fail to execute agreement and would be immediately excluded from this agreement.
No Benefits to Third BCA Partners. While this Agreement may place an obligation upon the Joint BCA Partners to make contributions as called for in this BCA, nevertheless this Agreement is not intended to, and does not raise any benefits for third BCA Partners who are not BCA Partners to it.


                                 ARTICLE 6
                       ROYALTIES; NET INCOME AND LOSS
Profits/Net Income. Compensation from the business shall be in the form of consultant fees, commissions, net income or any other type of revenue/income achieved under this agreement paid to all BCA Partners shall be distributed as per the following: 5% to each consultant, 10% to Claudia and the remaining 80% of control and ownership shall remain with Harrison Digicom, Inc. Net income shall be defined as final dollars received for any approved business opportunity/operation minus all approved cost associated with this business cooperation under Generally Accepted Accounting Principles of the USA. All BCA Partners will be required to take full responsibility separately and jointly for the capital if for any reason business cooperation goes into default.
Net Income or Loss. This shall mean receipts derived from the conduct of the BCA business, less expenses as ascertained through the application of generally accepted accounting principles.

                                  ARTICLE 7
                LIABILITIES; INDEMNITY; VOTE - TIE BREAKING VOTE
Liabilities of the BCA Partners. During the existence of the BCA, none of the BCA Partners shall be liable for any obligation of the other BCA Partners) created without the express approval of all the Management Committee. Indemnity. The BCA Partners herein mutually agree to indemnify each other and hold each other harmless from: (i) loss or damage; and (ii) against any liability; and (iii) to perform acts that will prevent financial injury or harm to the other. The BCA Partners herein mutually agree to indemnify, protect, defend and hold each other or their sub-agents harmless from and against any and all losses, costs, expenses, damages, claims, obligations, liabilities, actions, suits, legal fees and expenses without limitation, of any kind whatsoever which may be imposed upon, incurred by, or asserted against the other, including but not limited to third party, sub-agents, or transactions contemplated hereby. The foregoing obligation of indemnities shall extend and survive the expiration, termination, completion, transfer, renewal, or refusal to renew this agreement.
Abide by Vote - Tie Breaking Vote. All members of the Management Committee agree to abide by the vote of the Management Committee. Each member of the Management Committee shall have one vote. In the event of a tie vote between the Management Committee, and the issue cannot be resolved, shall be current acting Chairman of management committee shall have the tie breaking vote. Any material change in this contract must have a unanimous vote to be passed. Chairman position shall be held by Harrison Digicom, Inc.
Voting Right. Any Managing Partner shall have the right to assign to another Managing Partner the right to vote his Interest hereunder at any meeting of the Management Committee. Such assignment shall be in writing, shall be executed prior to the time of any meeting at which such assigned right to vote may be exercised and shall be deposited with the Management Committee at the time of the meeting.

                                 ARTICLE 8
               REPRESENTATIONS AND WARRANTIES OF THE BCA PARTNERS
8.1 The BCA Partners herein represent and warrant that there are no suits, judgments, or liens, of any kind, pending or filed against them, whether individually or in conjunction with any person or entity, in any jurisdiction whatsoever.

                                 ARTICLE 9
                        DISSOLUTION and TERMINATION
Terminating Events. In the event: (i) the withdrawal or bankruptcy of a BCA in any specific opportunity; (ii) or other event; which, under applicable law, requires a termination of the BCA (hereinafter referred to as a "Terminating Event"), this BCA shall immediately be dissolved.
Bankruptcy. For purposes of this Agreement, a bankruptcy of a BCA entity shall be deemed to occur when such BCA operation/entity files a petition in bankruptcy, or involuntarily takes advantage of any bankruptcy or insolvency law, or is adjudicated a bankrupt, or if a petition or answer is filed proposing the adjudication of such BCA as a bankrupt and such BCA either consents to the filing thereof or such petition or answer is not discharged or denied prior to the expiration of 60 days from the date of such filing; and the insolvency of a BCA shall be deemed to occur when such BCA's assets are insufficient to pay its liabilities as they come due, and the BCA shall so admit by action or notice to the BCA. If a Terminating Event shall occur, in addition to any other rights and remedies granted hereunder, the remaining BCA Partners (pro rata among themselves in proportion to their respective Interests as of the date of the Terminating Event, or in such other percentages as they shall agree upon) shall have a first option to purchase and acquire, and the BCA, or (his/its) successor interest, who has caused the Terminating Event (hereinafter referred to as the Terminating Party) shall have the obligation to sell the Terminating Party's Interest in the BCA, which option shall be exercised by written notice to the Terminating Party within 60 days after the Management Committee shall be notified in writing of the occurrence of a Terminating Event. If such option is exercised, the remaining BCA Partners and the Terminating Party shall use their best efforts to agree upon a purchase price for such Interest, and the terms of payment thereof. If the BCA Partners are unable to agree upon a purchase price and terms of payment within 90 days after the exercise of the option, the remaining BCA Partners shall have an additional ten (10) days thereafter within which to withdraw his/their election to exercise. If such election is withdrawn, or if the option is not exercised in the first instance, the affairs of the BCA shall be liquidated under the supervision of the liquidating trustee, and the BCA assets distributed as provided hereafter. In the event, however, that such election is not withdrawn, then the remaining BCA Partners shall have the right to purchase the Terminating BCA Partners Interest for an amount equal to all initial and Additional required Contributions, less ten (10%) per cent which have actually been paid by the Terminating BCA.
Additional Terminating Events. In addition to the other provisions for the termination and dissolution of this BCA or operating entity which are set forth above, the Partners may be dissolved and terminated upon the vote of BCA Partners owing 100% of the Interest in the BCA, and shall be dissolved and terminated.
Liquidating Trustee. In the event of dissolution and termination of the Partners, a financial statement shall be prepared and furnished to each of the BCA Partners within a reasonable time after dissolution. The Management Committee shall act as liquidating trustee. If a Managing Partner has been the cause of dissolution, died, dissolved, or suffered a legal incapacity or bankruptcy, then only the remaining Management Committee (i.e., excluding the partners who was the cause) shall act as liquidating trustee. The liquidation of the BCA assets, the discharge of creditors' claims and distribution of the assets. The liquidating trustee shall be indemnified and held harmless by the BCA from and against any and all claims, demands, liabilities, costs, damages, and causes of action of any nature whatsoever, arising out of or incidental to the liquidating trustee's taking any action authorized under, or within the scope of, this Section; provided, however, the liquidating trustee shall not be entitled to indemnification hereunder where the claim at issue arose out of: A matter entirely unrelated to the liquidating trustee's acting under the provisions of this Section; The proven gross negligence or willful misconduct of the liquidating trustee; or The proven breach by the liquidating trustee of (his/their) obligations under this Section. The indemnification rights herein contained shall be cumulative of, and in addition to, any and all other rights, remedies and recourses to which the liquidating trustee shall be entitled, at law or in equity. The liquidating trustee shall be entitled to compensation for their services in an Harrison Digicom, Inc. commensurate with that paid fiduciaries in the closest Metropolitan area in that State or territory.

                                    ARTICLE 10
                         DEATH OR INCAPACITY OF A PARTNER
Death of a Partner. The death or legal incapacity of a Partner shall not dissolve or terminate this BCA.
Rights and Obligations of Successors in Interest. A person shall automatically lose his status of Partner upon his death of legal incapacity. His right to share in incomes and losses and distributions of assets shall devolve upon his personal representative. The estate of successor in interest of the deceased or incapacitated Partner shall be liable for all his obligations under this Agreement. A personal representative or successor shall automatically become a Partner. In case of default in respect to obligations of this Agreement, a Partner Interest in the hands of a personal representative or successor shall be subject to the provisions of Article 5 in the Harrison Digicom, Inc. manner as any other Partner Interest.
Joint Tenancy. In cases where a Partner Interest is held in joint tenancy and a joint tenant dies, such interest shall pass in its entirety to the surviving joint tenant, together with all the rights and obligations appurtenant to such interest. Before exercising, in his or her sole Harrison Digicom, Inc., any of the rights of a Partner, the surviving joint tenant shall give notice of the death to the Management Committee. Proof of death, in the form of a death certificate, shall be included as part of such notice. Upon notice and proof of death of a Partner, the Management Committee shall cause the BCA books to be amended so as to reflect the surviving joint tenant as owner of the Interest and as Venturer in his or her sole name.

                                    ARTICLE 11
                                   MISCELLANEOUS
Power of Attorney. The BCA Partners agree that they shall execute, if necessary, a Special Power of Attorney for recording, pertaining to the authority of the Management Committee as herein set forth.
Notices. All notices under this Agreement shall be in writing and be deemed delivered upon receipt. Unless delivered personally, all notices shall be given by certified mail, postage prepaid, return receipt requested. Notices to the Management Committee or to the Partner shall be delivered at, or mailed to the principal place of business of the Partner. Notices to other BCA Partners shall be delivered to such Partner, or mailed to the last address furnished by him for such purposes to the Management Committee. BCA Partners shall give notice of a change of address to the Management Committee in the manner provided in this Article. In addition to the above, if any Partner shall have secured or encumbered his BCA Interest in accordance with the provisions hereof, and the lender shall have furnished the BCA with its name and address, then, the lender shall be entitled to receive copies (at the same time and in same manner) of all notices given or sent to such Partner, including notices of Required Additional Contributions.
Amendments. This amendment, in the form of an "Addendum", if in writing and only by the consent of 100% (one hundred percent) of the Management Committee. An Addendum shall be proposed by the Management Committee. Following such proposal, the proposed Addendum shall be submitted to the full panel of Management Committee for a vote. A record of the proposed addendum (approved or denied) shall be placed in the Management Committee Business Meeting Binder. Interpretation. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine or neuter, and vice versa.
Section Headings. Section headings in no way define, limit, extend or interpret the scope of this Agreement or any particular article.
Separability. If any provision of this Agreement is or becomes invalid, illegal, unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without and enforceable or, of it cannot be so amended without materially altering the intention of the BCA Partners, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.
Agreement in Counterparts. This Agreement may be executed in several counterparts, and as executed shall constitute one Agreement, binding on all of the BCA Partners hereto, notwithstanding that all the BCA Partners are not signatory to the original or the same counterpart.
Tax Liability. Any tax liability incurred by this agreement shall be placed in an escrow account and paid in accordance with the laws controlling this agreement. The BCA Partners herein agree to file separately and corporately any and all necessary tax documents in connection with moneys received as a result of the implementation of this agreement.
Waiver. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the BCA Partners charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future right or of any other right arising under this Agreement.
Entire Agreement. This instrument contains the entire agreement of the BCA Partners with respect to the subject matter hereof, and the terms, conditions, and covenants thereof may not be further modified except as outlined in this Agreement.
Service of Process. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore may be obtained through certified mail, return receipt requested, the BCA Partners hereto waiving any and all rights they may have to object to the method by which service was perfected. Non-Disclosure. The BCA Partners herein mutually agree not to divulge disclose, communicate to any person, firm or corporation, at any time, either directly or indirectly in any form or manner whatsoever, any confidential, material, or operational information concerning the business of the other. Non-Circumvention. The BCA Partners herein mutually agree that no attempt will be made to circumvent the other party. The penalty for circumvention shall be the loss of all income, commissions, profits, benefits, or any other thing of value to which the principal committing or permitting such circumvention shall be entitled until full restitution has been made to the injured party. Initials. this agreement shall not be valid and enforceable unless it is properly executed by the BCA Partners herein and their initials affixed to each page and made a part hereof, except for the signatory and notary pages.

IN WITNESS WHEREOF, we have hereunto affixed our signatures as of the date and year as appearing after our signatures.
Harrison Digicom, Inc.
Party of the First Part:

/s/JOHN W. BUSH
President/CEO Harrison Digicom

Party of the Second Part:
/s/ANDROS NURGA
Chairman Claudia Security Systems, Ltd.

Party of the Third Part:
/s/ALLAN MEIUSI
Meivest Corporation

Party of the Fourth Part:
/s/KYNASTON PERRERIA
Kynaston Perreria and Associates
Date: 12-15-98

Appendix A: Summary of Airtel USA, and business overview for Estonia.
AirTel USA
AirTel USA, Inc. is a Wyoming Corporation and the marketing arm of Harrison Digicom, Inc. in the development of international communications infrastructure opportunities. The AirTel Estonia project will involve the development of a national secure wireless communications infrastructure in Estonia. The project includes an advance wireless communications network in a Business Cooperation Contract (BCC)/ Joint Venture or other relationship with the Nation Estonia. A long term contractual relationship with the nation to allow AirTel USA to develop and operate the system in concert with potential strategic partners such as Lucent Technologies/Bell Labs, Motorola and Qualcomm. AirTel USA start with a requested to review a secure communication system for a Estonia and work towards other communications opportunities with the Nation. Harrison Digicom will also present a mobile communications/medical systems for disaster recovery and control. AIRTEL USA, INC. has a strong and reputable force in the ever emerging market for advanced wireless services, with particular emphases on the Nation's neglected rural areas. Overview of AirTel - Estonia Project Introduction
The AirTel * Estonia project represents a plan to establish a modern telecommunications network that will provide telecommunications services to all the people of Estonia, from the remote rural areas, through the Urban areas and to the Sea and islands. AirTel * Estonia hopes to be a key component of the Government's development activities to upgrade the social, economic and environmental status of the nation. The establishment of an effective telecommunications infrastructure is seen as a critical factor in national development so as to attract investment, create employment opportunities and stimulate the local economy and complete the deployment of the secure system currently in place. AirTel * Estonia propose to establish a modern, full service telecommunications network in Estonia offering local access (PSTN) services through WLL (Wireless Local Loop) and wireline cable, mobile services through PCS (Personal Communications Services) and TRS (Trunked Radio Services). The project will introduce the latest CDMA, TDMA, and satellite telecommunication technologies in Estonia.

AirTel * Estonia proposes to serve the following principal sectors:
1. In the delta areas where there are towns and crowded cities CDMA technology for PCS and WLL will be utilized.
2. The mountains, coasts, islands, and rural use TDMA technology for TRS in VHF, UHF bandwidth, which can cover the territory with a radius of typically 150Km.
3. In the open sea with coverage radius extending over 150Km AirTel * Estonia intends to provide telecommunications system through the Globalstar low-altitude satellite system.
4. The mountains, the farthest rural and urban areas, and the oil exploitation will use VINASAT for their communications.
5. With regard to the telecommunications manufacturing industry, AirTel * VianrUS will ensure local technical logistics for this project with:
Production and assembly of terminal equipment Solar power systems Dry batteries, and Other infra-structural accessories (e.g., lightning protection equipment, UPS, etc.) It is planned that AirTel * Estonia will provide an increase ratio of telephones per person, including wireless local loop, wireline, PCS, and TRS connections over a 10-year period. Additionally, the project will introduce services into rural areas of Estonia by the use of rural telecommunications and satellites.
Being a new entrant, AirTel * Estonia will be able to develop its own modern culture and practice and will seek to achieve higher levels of productivity and lower operating costs.
AirTel * Estonia will make extensive use of leading edge wireless based systems. By deploying the latest technologies, such as CDMA, TDMA and satellite acquired through strategic supplier alliances, AirTel * Estonia seek to achieve higher system capacities and lower cost structures than other operators have been able to achieve in the region Underpinning AirTel * Estonia's advanced Wireless Local Loop infrastructure will be a modern core network utilizing the latest switching, transmission and management arhitectures as well as a communications intelligence system for the purpose of security monitoring and surveillance.
In addition, the infrastructure development of AirTel * Estonia will indirectly support improvements in social conditions by giving better access to other areas and community resources such as health, education and cultural development. In particular, there are many villages where the effects of natural disasters can be reduced by improved telecommunications while more timely access to emergency aid through improved communications will significantly enhance the social welfare of these communities. Also, the AirTel * Estonia wireless telecommunications network will be one of the most appropriate means for communication during disaster recovery period.
AirTel * Estonia will introduce rationalized and modern management procedures and structures to facilitate the construction of a world class operation, whilst ensuring that a responsive customer focus is maintained. It is intended that AirTel * Estonia will implement performance indicators that measure their compliance with industry standards.
The installation of the network will be under the control of AirTel * Estonia and its Estoniaese partners, with systems and component supply from major suppliers. Preference will be given to suppliers who give undertaking to the Government to set up operations in Estonia for the manufacture, construction and installation of telecommunications networks, including their maintenance and support.

 Harrison Digicom, Inc.   A NASDAQ/OTC Company HARR

1st _______    2nd ________  3rd _________    4th ________